Exhibit 99.1

WESTERN ASSET MORTGAGE CAPITAL CORPORATION

ANNOUNCES SECOND QUARTER 2015 RESULTS

Conference Call and Webcast Scheduled for today, Friday, July 31 at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time

Pasadena, CA, July 31, 2015 – Western Asset Mortgage Capital Corporation (NYSE: WMC) today reported its results for the second quarter ended June 30, 2015. For the second quarter, the Company recorded a GAAP net loss of $1.7 million, or $0.05 per basic and diluted share. Core earnings plus drop income for the second quarter was $31.7 million, or $0.76 per basic and diluted share1,2. The Company also reported a net book value of $13.89 per share as of June 30, 20153 and previously declared a $0.64 per share dividend for the quarter.

SECOND QUARTER 2015 HIGHLIGHTS

•                 Paid a quarterly cash dividend of $0.64 per share

•                 Recorded a GAAP net loss of $1.7 million, or $0.05 per basic and diluted share

o                Net loss includes $42.8 million of net unrealized loss on mortgage- backed securities (“MBS”), other securities and whole-loans (“Whole-Loans”); $4.3 million of net realized gain on MBS, other securities and Whole-Loans; and $13.2 million of net gain on derivative instruments

•                 Generated core earnings plus drop income of $31.7 million, or $0.76 per basic and diluted share1,2 of which $4.8 million, or approximately 15% was attributable to dollar roll income associated with the Company’s “to-be-announced” or TBA positions2

•                 $13.89 per share net book value as of June 30, 20153  versus $14.55 as of March 31, 20153

•                 Economic return for the quarter was approximately flat (-0.1%)1,4

•                 2.79% weighted average net interest spread on Agency and Non-Agency residential MBS (“RMBS”), commercial mortgage backed securities (“CMBS”), asset-backed securities (“ABS”), other securities and Whole-Loans, including interest only (“IO”) securities accounted for as derivatives1

•                 $3.9 billion investment portfolio fair value as of June 30, 2015

o                32% of the total portfolio consists of non-government or Non-Agency (“credit”) securities, including Non-Agency RMBS, CMBS, GSE credit

1  Non – GAAP measure.

2  Drop income is income derived from the use of ‘to-be-announced’ forward contract (“TBA”) dollar roll transactions which is a component of our gain (loss) on derivative instruments on our consolidated statement of operations, but is not included in core earnings.

3  June 30, 2015 book value per share reflects the $0.64 per share dividend declared on June 18, 2015 and paid on July 28, 2015.

4  Economic return is calculated by taking the sum of: (i) the total dividends declared; and (ii) the change in book value during the period and dividing by the beginning book value.

risk sharing securities, Residential and Commercial Whole-Loans and ABS

•                 Constant prepayment rate on its Agency RMBS portfolio of 9.8% for the quarter

•                 5.9x leverage as of June 30, 2015, which is inclusive of a net neutral position in TBAs

COMMENTARY ON QUARTER

“During the second quarter, the fixed income market had its largest quarterly selloff since 2013, driven by improving U.S. economic data, a rebound in German government bond yields from near zero levels and concern that the Federal Reserve would begin to increase interest rates earlier than expected,” said Gavin James, Chief Executive Officer of Western Asset Mortgage Capital Corporation. “While our portfolio wasn’t immune to the overall volatility in the fixed income and, in particular, the mortgage markets, our diversification and proactive approach to portfolio management enabled us to deliver a break-even economic return for the quarter.”

Anup Agarwal, Chief Investment Officer of Western Asset Mortgage Capital Corporation, commented, “For the quarter, we continued to shift our portfolio to include a higher proportion of credit sensitive investments, increasing our credit exposure from approximately 28% of the portfolio at the beginning of the year to just over 32% of the portfolio at June 30, 2015. We believe that these securities offer attractive relative value and are a good complement to our Agency MBS holdings. Specifically, we increased our holdings in CMBS, GSE credit risk sharing securities and Residential Whole-Loans. We believe that our disciplined approach to security selection combined with our hedging strategies have and will continue to position us to manage through the current highly volatile interest rate environment. While of course there can never be any guarantees we expect that our active management style will continue to serve us well in 2015.”

SECOND QUARTER 2015 RESULTS

For the second quarter ended June 30, 2015, the Company recorded a GAAP net loss of $1.7 million, or $0.05 per basic and diluted share. This compares to net income of $14.1 million, or $0.34 per basic and diluted share for the first quarter ended March 31, 2015. During the second quarter of 2015, the Company generated core earnings plus drop income of $31.7 million, or $0.76 per basic and diluted share. This compares to core earnings plus drop income of $34.4 million, or $0.82 per basic and diluted share for the first quarter ended March 31, 2015. Core earnings represents a non-GAAP financial measure and is defined as net income (loss) excluding: (i) net realized gain (loss) on investments and derivative contracts; (ii) net unrealized gain (loss) on investments; (iii) gain (loss) resulting from mark-to-market adjustments on derivative contracts; (iv) other loss on MBS and other securities; (v) non-cash stock-based compensation expense; and (vi) certain other non-cash charges. Drop income represents a non-GAAP financial measure and is derived from the use of “to-be-announced” forward contract (“TBA”) dollar roll transactions and is defined as the difference between the spot price and the forward settlement price for a comparable security on the trade date.

For the quarter ended June 30, 2015, average amortized cost of MBS, other securities and Whole-Loans held, including Agency and Non-Agency IO Strips accounted for as derivatives, was $4.31 billion, as compared to $4.32 billion for the quarter ended March 31, 2015.

For the quarter ended June 30, 2015, the Company’s weighted average yield on its portfolio was 3.98%, including Agency and Non-Agency MBS, other securities and Whole-Loans, and interest from Interest-Only securities accounted for as derivatives. The Company’s effective cost of funds on its financing of its Agency and Non-Agency MBS, other securities and Whole-Loans, and from its Interest-Only securities accounted for as derivatives (including the cost of interest rate swaps) was 1.19%. The annualized net interest spread on its portfolio was 2.79%, including Agency and Non-Agency MBS, other securities and Whole-Loans, interest from Interest-Only securities accounted for as derivatives, and taking into account the cost of the interest rate swaps. This compares with a weighted average yield of 3.97%, an effective cost of funds of 0.81%, and an annualized net interest spread of 3.16% for the quarter ended March 31, 2015.

The actual constant prepayment rate (“CPR”) for the Company’s Agency RMBS portfolio during the second quarter was 9.8% on an annualized basis, as compared to 7.6% for the first quarter of 2015.

DIVIDEND

On June 18, 2015, the Company declared a regular cash dividend of $0.64 per share for each common share. Since inception in May of 2012, the Company has declared and paid total dividends of $11.50 per share in a combination of cash and stock.

PORTFOLIO COMPOSITION

As of June 30, 2015, the Company owned an aggregate securities and loan portfolio equaling $3.89 billion in market value, comprised of $1.24 billion of 30-year fixed-rate Agency RMBS (residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency or sponsored entity), $1.16 billion of 20-year fixed-rate Agency RMBS, $494.3 million of Non-Agency RMBS, $480.1 million of Agency and Non-Agency CMBS,  $143.2 million of Agency MBS Interest-Only and $85.0 million of Agency MBS Inverse Interest-Only strips, $2.4 million of Non-Agency MBS Interest-Only and $89.0 million of Non-Agency MBS Inverse Interest-Only strips, $157.5 million of other securities, and $30.9 million of Residential and Commercial Whole-Loans.

The following table sets forth additional information regarding the Company’s portfolio as of June 30, 2015:

Portfolio

($ in millions)

Agency	Coupon	Principal Balance	Amortized Cost	Estimated Fair Value
30-year fixed rate	3.5%	$210.3	$226.0	$217.7
	4.0%	$422.9	$458.2	$452.0
	4.5%	$451.1	$484.3	$495.9
	5.5%	$60.6	$68.1	$68.4
	6.0%	$7.1	$8.0	$8.1
20-year fixed rate	3.0%	$303.9	$317.6	$309.9
	3.5%	$265.3	$279.1	$277.4
	4.0%	$536.5	$566.3	$574.6

Agency RMBS IOs and IIOs(1)	3.9%	N/A	$197.1	$211.3
Agency CMBS	4.9%	$24.8	$24.8	$25.1
Agency CMBS IOs and IIOs	1.3%	N/A	$16.6	$16.8
Total Agency	3.7%		$2,646.1	$2,657.2

Non-Agency
Non-Agency RMBS	3.8%	$650.2	$488.2	$494.3
Non-Agency RMBS IOs and IIOs(3)	6.1%	N/A	$76.3	$91.4
Non-Agency CMBS	5.3%	$509.1	$456.5	$455.0
Total Non-Agency	4.9%		$1,021.0	$1,040.7

Other Securities	4.9%	$132.1	$157.1	$157.5

Residential whole-loans	5.3%	$21.5	$21.8	$22.2
Commercial whole-loans	8.3%	$8.8	$8.8	$8.7
Total Portfolio	4.1%		$3,854.8	$3,886.3

(1)          Includes $58.4 million of amortized cost and $61.6 million of fair value for Agency RMBS IOs and IIOs accounted for as derivatives for GAAP.

(2)          Includes $13.7 million of amortized cost and $13.7 million of fair value for Agency CMBS IOs and IIOs accounted for as derivatives for GAAP.

(3)          Includes $3.2 million of amortized cost and $4.0 million of fair value for Non-Agency RMBS IOs and IIOs accounted for as derivatives for GAAP.

PORTFOLIO FINANCING

At June 30, 2015, the Company financed its portfolio with $3.41 billion of borrowings under master repurchase agreements with twenty (20) of its twenty-five (25) approved counterparties, bearing fixed interest rates with maturities between July 2015 and May 2016.

The Company has also entered into approximately $10.1 billion notional amount of pay-fixed interest rate swaps, excluding forward starting swaps of $2.2 billion (approximately 6.7 months forward) that have variable maturities between October 2015 and February 2044, and $7.4 billion notional amount of pay-variable interest rate swaps, excluding forward starting swaps of $1.2 billion (approximately 4.3 months forward) that have variable maturities between December 2016 and February 2045. In addition, the Company has entered into a $105.0 million notional amount of a pay-fixed interest rate swaption with a swap term of one year and an exercise expiration date of June 2016.

The following table sets forth additional information regarding the Company’s portfolio financing as of June 30, 2015:

Financing as of June 30 2015

($ in millions)

Repurchase agreements	Balance	Weighted Average Interest Rate (end of period)	Weighted Average Remaining Maturity (days)
Agency RMBS	$2,521.4	0.43%	39
Non-Agency RMBS	$407.9	1.64%	41
Agency and Non-Agency CMBS	$364.3	1.61%	46
Other Securities and Residential Whole-Loans	$112.8	1.90%	118
Total	$3,406.4	0.75%	43

The following tables summarize the average pay rate and average maturity for the Company’s interest rate swaps as of June 30, 2015:

Fixed Pay Rate Swap Transactions ($ in millions)
Remaining Term to Maturity	Notional Amount	Average Fixed Pay Rate	Average Maturity (Years)
1 year or less	$639.3	0.5%	0.7
> 1 year to 3 years	$2,758.2	0.9%	1.7
> 3 years to 5 years	$2,749.4	1.8%	4.6
> 5 years	$6,151.5	2.5%	9.9
Total Fixed Pay Rate	$12,298.4	1.9%	6.4

Variable Pay Rate Swap Transactions ($ in millions)
Remaining Term to Maturity	Notional Amount	Average Variable Pay Rate	Average Maturity (Years)
> 1 year to 3 years	$930.0	0.3%	1.9

> 3 years to 5 years	$3,014.2	0.3%	4.7
> 5 years	$4,605.6	0.3%	10.7
Total	$8,549.8	0.3%	7.6

CONFERENCE CALL

The Company will host a conference call with a live webcast today, July 31, at 11:00 a.m. Eastern Time/8:00 a.m. Pacific Time, to discuss financial results for the second quarter ended June 30, 2015.

Individuals interested in participating in the conference call may do so by dialing 866.235.9914 from the United States, or 412.902.4115 from outside the United States and referencing “Western Asset Mortgage Capital Corporation.” Those interested in listening to the conference call live via the Internet may do so by visiting the Investor Relations section of the Company’s website at www.westernassetmcc.com.

A telephone replay will be available through August 14, 2015 by dialing 877.344.7529 from the United States, or 412.317.0088 from outside the United States, and entering conference ID 10069746. A webcast replay will be available for one year.

ABOUT WESTERN ASSET MORTGAGE CAPITAL CORPORATION

Western Asset Mortgage Capital Corporation is a mortgage REIT that invests in Agency RMBS, which are residential mortgage-backed securities for which the principal and interest payments are guaranteed by a U.S. Government agency (such as GNMA) or a U.S. Government-sponsored entity (such as FNMA or FHLMC). The Company also invests in residential mortgage-backed securities that are not guaranteed by a U.S. Government agency or sponsored entity as well as commercial mortgage-backed securities or CMBS, asset-backed securities or ABS, Residential and Commercial Whole-Loans and/or whole-loan securities and other securities. The Company’s investment strategy may change, subject to the Company’s stated investment guidelines, and is based on our manager Western Asset Management Company’s perspective of which mix of portfolio assets it believes provide the Company with the best risk-reward opportunities at any given time. The Company is externally managed and advised by Western Asset Management Company, an investment advisor registered with the SEC and a wholly-owned subsidiary of Legg Mason, Inc.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements.”  Operating results are subject to numerous conditions, many of which are beyond the control of the Company, including, without limitation, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability and terms of financing; general economic conditions; market conditions; conditions in the market for mortgage related investments; legislative and regulatory changes that could adversely affect the business of the Company; and other factors, including those set forth in the Risk Factors section of the Company’s annual report on Form 10-K for the period ended December 31, 2014 filed with the Securities and Exchange Commission (“SEC”). The Company

undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

USE OF NON-GAAP FINANCIAL INFORMATION

In addition to the results presented in accordance with GAAP, this release includes certain non-GAAP financial information, including core earnings, core earnings per share, drop income and drop income per share and certain financial metrics derived from non-GAAP information, such as weighted average yield, including IO securities; weighted average effective cost of financing, including swaps; weighted average net interest spread, including IO securities and swaps, which constitute non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC. We believe that these measures presented in this release, when considered together with GAAP financial measures, provide information that is useful to investors in understanding our borrowing costs and net interest income, as viewed by us.  An analysis of any non-GAAP financial measure should be made in conjunction with results presented in accordance with GAAP.

###

Investor Relations Contact:	Media Contact:
Larry Clark	Tricia Ross
Financial Profiles, Inc.	Financial Profiles, Inc.
(310) 622-8223	(310) 622-8226
lclark@finprofiles.com	tross@finprofiles.com

-Financial Tables to Follow-

Western Asset Mortgage Capital Corporation and Subsidiaries

Consolidated Balance Sheets (Unaudited)

(in thousands—except share and per share data)

	June 30, 2015	December 31, 2014
Assets:
Cash and cash equivalents	$22,190	$47,222
Mortgage-backed securities and other securities, at fair value ($3,819,932 and $4,362,532 pledged as collateral, at fair value, respectively)	3,855,416	4,385,723
Residential Whole-Loans, at fair value ($22,184 and $7,220 pledged as collateral, at fair value, respectively)	22,184	7,220
Commercial Whole-Loans, at fair value	8,743	-
Linked transactions, net, at fair value	-	20,627
Investment related receivable	470	162,837
Accrued interest receivable	40,853	27,309
Due from counterparties	231,669	184,757
Derivative assets, at fair value	99,931	73,256
Other assets	1,048	326

Total Assets	$4,282,504	$4,909,277

Liabilities and Stockholders’ Equity:
Liabilities:
Borrowings under repurchase agreements	$3,406,360	$3,875,721
Accrued interest payable	34,840	17,573
Investment related payables	450	166,608
Due to counterparties	8,510	12,180
Derivative liability, at fair value	217,311	180,280
Accounts payable and accrued expenses	2,609	1,794
Payable to related party	3,384	2,705
Dividend payable	26,829	29,204

Total Liabilities	3,700,293	4,286,065

Commitments and contingencies

Stockholders’ Equity:
Common stock, $0.01 par value, 500,000,000 shares authorized, 41,919,801 and 41,719,801 shares issued and outstanding, respectively	419	417
Preferred stock, $0.01 par value, 100,000,000 shares authorized and no shares outstanding	-	-
Additional paid-in capital	762,410	760,925
Retained earnings (accumulated deficit)	(180,618)	(138,130)
Total Stockholders’ Equity	582,211	623,212
Total Liabilities and Stockholders’ Equity	$4,282,504	$4,909,277

Western Asset Mortgage Capital Corporation and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(in thousands—except share and per share data)

	For the three months ended June 30, 2015	For the three months ended June 30, 2014	For the six months ended June 30, 2015	For the six months ended June 30, 2014

Net Interest Income:
Interest income	$41,029	$44,604	$81,835	$68,034
Interest expense	6,577	5,971	12,979	9,361
Net Interest Income	34,452	38,633	68,856	58,673

Other Income (Loss):
Interest income on cash balances and other income (loss), net	(611)	24	1,773	12
Realized gain (loss) on sale of Mortgage-backed securities, other securities and Whole-Loans, net	4,281	(11,278)	11,749	(7,562)
Other loss on Mortgage-backed securities and other securities	(4,316)	(2,999)	(8,967)	(4,708)
Unrealized gain (loss) on Mortgage-backed securities, other securities and Whole-Loans, net	(42,849)	114,117	(14,439)	145,208
Gain on linked transactions, net	-	688	-	2,907
Gain (loss) on derivative instruments, net	13,154	(66,677)	(35,148)	(126,583)
Other Income (Loss), net	(30,341)	33,875	(45,032)	9,274

Operating Expenses:
General and administrative (includes $781, $479, $1,460 and $1,067 non-cash stock based compensation, respectively)	3,125	2,375	5,999	4,450
Management fee – related party	2,679	2,559	5,372	4,364
Total Operating Expenses	5,804	4,934	11,371	8,814

Net income (loss) available to Common Stock and participating securities	$(1,693)	$67,574	$12,453	$59,133

Net income (loss) per Common Share – Basic	$(0.05)	$1.68	$0.29	$1.76
Net income (loss) per Common Share – Diluted	$(0.05)	$1.68	$0.29	$1.76
Dividends Declared per Share of Common Stock	$0.64	$0.67	$1.31	$1.34

Reconciliation of GAAP Net Income to Non-GAAP Core Earnings

(Unaudited)

(in thousands—except share and per share data)

The table below reconciles Net Income (Loss) to Core Earnings for the three and six months ended June 30, 2015 and June 30, 2014:

(dollars in thousands)	For the three months ended June 30, 2015	For the three months ended June 30, 2014, as Revised	For the six months ended June 30, 2015	For the six months ended June 30, 2014, as Revised

Net Income (loss) – GAAP	$(1,693)	$67,574	$12,453	$59,133
Adjustments:

MBS, other securities and Whole-Loans:

Unrealized (gain) loss on MBS, other securities and Whole-Loans	42,849	(114,117)	14,439	(145,208)
Other loss on mortgage-backed and other securities	4,316	2,999	8,967	4,708
Realized (gain) loss on sale of MBS and other securities	(4,281)	11,278	(11,749)	7,562

Derivative Instruments:

Realized loss on termination of interest rate swaps	8,513	6,788	9,562	6,786
Realized (gain) loss on settlement of TBAs	971	(20,191)	(6,477)	(22,561)
Realized loss on currency forwards	1,492	-	846	-
Realized loss on termination of futures	459	16,495	459	16,495
Realized loss on sale of swaptions	4,436	5,908	3,723	5,908
Realized gain on sale/unlinking of securities underlying linked transactions	-	-	-	(1,290)
Realized loss on Agency Interest-Only Strips – accounted for as derivatives	-	275	2	1,144
Realized gain on foreign currency transactions	(1,093)	-	(2,798)	-
Unrealized loss on foreign currency transactions	1,751	-	1,060	-
Mark-to- market adjustments on interest rate swaps	(34,697)	61,835	18,508	107,331
Mark-to- market adjustments on interest rate swaptions	(730)	(4,333)	143	4,991
Mark-to-market adjustments on futures contracts	(795)	229	(721)	111
Mark-to- market adjustments on TBAs	7,288	(3,099)	9,939	(2,631)
Mark-to-market adjustments on linked transactions	-	(487)	-	(713)
Mark-to-market adjustments on derivative instruments	(2,228)	(1,803)	167	(583)
Mark-to-market adjustments on foreign currency swaps	1,064	(15)	(3,292)	(15)
Mark-to-market adjustments on foreign currency forwards	(1,533)	138	(338)	138

Non-cash stock-based compensation expense	781	479	1,460	1,067
Total adjustments	28,563	(37,621)	43,900	(16,760)
Core Earnings – Non-GAAP Financial Measure	$26,870	$29,953	$56,353	$42,373

Basic Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.64	$0.75	$1.35	$1.26
Diluted Core Earnings per Share of Common Stock and Participating Securities - Non-GAAP Financial Measure	$0.64	$0.75	$1.35	$1.26

Basic weighted average common shares and participating securities	41,938,369	40,130,814	41,871,319	33,555,650
Diluted weighted average common shares and participating securities	41,938,369	40,130,814	41,871,319	33,555,650

Reconciliation of Interest Income and Effective Cost of Funds

(Unaudited, in thousands)

The following table reconciles total interest income to interest income including interest income on Agency and Non- Agency Interest-Only Strips classified as derivatives and interest income on linked transactions prior to January 1, 2015 (Non-GAAP financial measure) for the three and six months ended June 30, 2015 and June 30, 2014:

(in thousands)	For the three months ended June 30, 2015	For the three months ended June 30, 2014	For the six months ended June 30, 2015	For the six months ended June 30, 2014
Coupon interest income	$54,868	$58,652	$112,548	$93,230
Premium accretion, discount amortization and amortization of basis, net	(13,839)	(14,048)	(30,713)	(25,196)
Interest income	$41,029	$44,604	$81,835	$68,034

Contractual interest income, net of amortization of basis on Agency and Non-Agency Interest-Only Strips, classified as derivatives(1):
Coupon interest income	$5,610	$6,139	$11,264	$14,565
Amortization of basis (Non-GAAP Financial Measure)	(4,236)	(4,507)	(8,714)	(10,099)
Contractual interest income, net on Foreign currency swaps(1)	179	1	395	1
Contractual interest income, net of premium amortization, discount accretion and amortization of basis on Linked transactions (2):
Coupon interest	-	760	-	3,860
Premium amortization, discount accretion and amortization of basis, net	-	(509)	-	(2,681)
Subtotal	1,553	1,884	2,945	5,646
Total interest income, including interest income on Agency and Non-Agency Interest-Only Strips, classified as derivatives and Linked transactions - Non-GAAP Financial Measure	$42,582	$46,488	$84,780	$73,680

(1)                Reported in gain (loss) on derivative instruments in the Consolidated Statement of Operations.

(2)                Reported in gain (loss) on linked transactions in the Consolidated Statement of Operations.

The following tables reconciles the Effective Cost of Funds (Non-GAAP financial measure) with interest expense for the three and six months ended June 30, 2015 and June 30, 2014:

	For the three months ended June 30, 2015		For the six months ended June 30, 2015
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs

Interest expense	$6,577	0.71%	$12,979	0.68%
Net interest paid - interest rate swaps	4,159	0.48%	5,572	0.31%
Effective Borrowing Costs	$10,736	1.19%	$18,551	0.99%
Weighted average repurchase borrowings	3,633,691		3,775,263

	For the three months ended June 30, 2014		For the six months ended June 30, 2014
(dollars in thousands)	Reconciliation	Cost of Funds/Effective Borrowing Costs	Reconciliation	Cost of Funds/Effective Borrowing Costs

Interest expense	$5,971	0.58%	$9,361	0.56%
Interest expense on linked transactions	50	1.57%	275	1.71%
Net interest paid - interest rate swaps	6,083	0.59%	13,936	0.83%
Effective Borrowing Costs	$12,104	1.17%	$23,572	1.40%
Weighted average repurchase borrowings (1)	4,134,551		3,393,434

(1)          Includes average repurchase borrowings under linked transactions.